Exhibit 99.2

PHOENIX GAMES NETWORK LIMITED AND SUBSIDIARY

CONDENDSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REVIEW REPORT

PERIOD ENDED SEPTEMBER 30, 2020

Phoenix Games Network Limited and Subsidiary

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Board of Directors and Stockholders

of Phoenix Games Network Limited and Subsidiary

We have reviewed the accompanying condensed consolidated financial statements of Phoenix Games Network Limited and Subsidiary (collectively, the “Company”), which comprise the condensed consolidated balance sheet as of September 30, 2020, and the related condensed consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the nine-month periods ended September 30, 2020 and September 30, 2019, and the related notes.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Balance Sheet as of December 31, 2019

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2019, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 31, 2021, we expressed an unmodified audit opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2019, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Friedman LLP

Marlton, New Jersey

March 31, 2021

1

Phoenix Games Network Limited and Subsidiary

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2020	December 31, 2019

CURRENT ASSETS
Cash	$85,898	$19,491
Accounts receivable, net	7,870	16,885
Prepaid expense	4,094	9,621
Due from related party	-	8,597
United Kingdom research and development incentives receivable	61,245	39,105
TOTAL CURRENT ASSETS	159,107	93,699

NON-CURRENT ASSETS
Equipment, net	21,008	44,108
Intangible assets, net	96,624	90,512
Security deposit	5,062	9,289
TOTAL ASSETS	$281,801	$237,608

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$233,395	$98,593
Contract liability	46,573	16,875
TOTAL CURRENT LIABILITES	279,968	115,468

Notes payable	64,512	-

TOTAL LIABILITIES	344,480	115,468

STOCKHOLDERS’(DEFICIT) EQUITY
Common stock, $0.0013 par value; unlimited authorized shares; issued and outstanding 2,071,007 and 2,002,308 shares, respectively	2,798	2,710
Additional paid in capital	1,628,307	1,497,369
Accumulated deficit	(1,689,597)	(1,379,775)
Accumulated other comprehensive income (loss)	(4,187)	1,836
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(62,679)	122,140

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$281,801	$237,608

The accompanying notes are an integral part of these consolidated financial statements

2

Phoenix Games Network Limited and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019

Revenue, net	$289,619	$1,136,607
Cost of revenue	152,265	696,125
Gross profit	137,354	440,482

Operating expenses
General and administrative	141,271	151,056
Salaries and wages	240,406	217,402
Advertisement and marketing	12,730	82,507
Depreciation and amoritization	46,139	32,859
Professional fees	34,389	56,033
Total operating expenses	474,935	539,857

Operating loss	(337,581)	(99,375)

Other income (expense)
Foreign currency transaction gain (loss), net	(5,892)	(5,073)
Research and development incentives	22,887	28,140
Gain on disposition of fixed assets, net	10,760	-
Interest income (expense), net	4	13
Total other income, net	27,759	23,080

Net loss	(309,822)	(76,295)

Other comprehensive income (loss):
Foreign currency translation adjustment, net	(6,023)	(7,638)
Total comprehensive loss	$(315,845)	$(83,933)

The accompanying notes are an integral part of the consolidated financial statements.

3

Phoenix Games Network Limited and Subsidiary

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(Unaudited)

	Common Stock		Additional	Accumulated Other		Total Stockholders’
	Numbers of Shares	Amount	CapitalPaid-in	ComprehensiveLoss	DeficitAccumulated	Equity (Deficit)

Balance at January 1, 2019	2,002,308	$2,710	$1,478,282	$(2,980)	$(1,216,479)	$261,533
Stock-based compensation	-	-	19,032	-	-	19,032
Other comprehensive income	-	-	-	(7,638)	-	(7,638)
Net loss	-	-	-	-	(76,295)	(76,295)
Balance at September 30, 2019	2,002,308	$2,710	$1,497,314	$(10,618)	$(1,292,774)	$196,632

Balance at January 1, 2020	2,002,308	$2,710	$1,497,369	$1,836	$(1,379,775)	$122,140
Stock-based compensation	33,733	44	64,294	-	-	64,338
Sale of common stock	34,966	44	66,644	-	-	66,688
Other comprehensive income	-	-	-	(6,023)	-	(6,023)
Net loss	-	-	-	-	(309,822)	(309,822)
Balance at September 30, 2020	2,071,007	$2,798	$1,628,307	$(4,187)	$(1,689,597)	$(62,679)

The accompanying notes are an integral part of these consolidated financial statements

4

Phoenix Games Network Limited and Subsidiary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(309,822)	$(76,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,139	32,859
Stock-based compensation	64,338	19,032
Gain of sale of fixed assets	(10,760)	-
Bad debt provision	25	-
Changes in assets and liabilities:
Accounts receivable	8,396	(11,784)
Prepaid expense	5,184	74
Other non-current assets	3,912	76
United Kingdom research and development incentives receivable	(22,887)	(511)
Accounts payable and accrued expenses	135,537	13,830
Contract liability	29,729	-
Net cash used in operating activities	(50,209)	(22,719)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(550)	(5,636)
Purchase of intangibles	(33,694)	(33,614)
Advance to related party	8,237	-
Proceeds of sale of fixed assets	12,079	-
Net cash used in investing activities	(13,928)	(39,251)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	63,574	-
Cash proceeds from sale of common stock	66,688	-
Net cash provided by financing activities	130,262	-

Effect of exchange rate changes on cash	282	(691)

Increase (decrease) in cash	66,407	(62,660)

Cash at beginning of period	19,491	77,230

Cash at end of period	$85,898	$14,570

The accompanying notes are an integral part of the consolidated financial statements.

5

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1 – Nature of Operations

Phoenix Games Network Limited (“Phoenix”), a limited company, was incorporated in United Kingdom on April 10, 2013. Phoenix and its wholly owned subsidiary, Xseries Limited (collectively, the “Company”), are an esports service provider, that specialize in event management, online tournament production, and additionally provide equipment for live esports events.

Note 2 – Liquidity

The Company has incurred substantial losses and cash used in operating activities since inception. For the nine months ended September 30, 2020, the Company had a net loss of $309,822 and net cash used in operations of $50,209. As of September 30, 2020, the Company had an accumulated deficit of $1,689,597, a working capital deficit of $120,861 and stockholders’ deficit of $62,679. Management has entered into a Purchase Agreement with Esports Entertainment Group, Inc. (“Esports”) (see Note 12); whereby, the Company will become Esports’ wholly owned subsidiary. The parent company, Esports, will provide the necessary liquidity required to pay for operating costs and continue to finance business activities. On January 21, 2021, the Company was fully acquired by Esports. Based on the cash generated from operations, and available cash, and liquidity from Esports, the Company expects to have available funds to satisfy its current obligations to continue operations at least for the next twelve months from the date of issuance of this report.

There have been outbreaks in several areas, including the United Kingdom, of the highly transmissible and pathogenic coronavirus (“COVID-19”). COVID-19 has been declared an international pandemic and has adversely affected general commercial activity and the economies and financial markets of many countries. Should the outbreak persist or should the measures taken by the governments of countries affected, it will continue to affect the Company’s business, financial condition, and results of operations due to the inability to generate revenue by hosting in-person esports tournaments.

Note 3 – Summary of Significant Accounting Policies

A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows:

Basis of Presentation and Principles of Consolidation

The Company prepares its consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The consolidated financial statements include the accounts of the Company and its controlled subsidiaries. All intercompany transactions and balances have been eliminated.

Unaudited Interim Condensed Financial Statements

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited annual consolidated financial statements, and, in the opinion of management, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of September 30, 2020 and its results of operations and cash flows for the nine months ended September 30, 2020 and 2019. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the nine-month periods are also unaudited. The results of operations for the nine months ended September 30, 2020 are not necessarily indicative of the results expected for the full fiscal year or any other period.

6

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the resulted notes included in the Company’s annual consolidated financial statements as of and for the year ended December 31, 2019.

Use of estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the condensed consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash and cash equivalents includes cash on hand, and all highly liquid investment purchased with an original maturity of three months or less. As of September 30, 2020, and December 31, 2019 there were no cash equivalents.

Accounts Receivable

Accounts receivable are recorded net of an allowance for credit losses, which is recorded as an offset to accounts receivable and changes in such are classified as general and administrative expense in the unaudited condensed consolidated statements of operations and comprehensive loss. The Company assesses collectability by reviewing accounts receivable on an individual basis when the Company identifies specific customers with known disputes or collectability issues. The company assesses past due amounts, by reviewing the payment terms of the contracts with the Company’s customers. In determining the amount of the allowance for credit losses, the Company make judgments about the creditworthiness of customers based on ongoing credit evaluations. The Company writes off uncollectable accounts receivable against the allowance based on facts and circumstances for specific customers when management determines that collectability is remote. As of September 30, 2020, and December 31, 2019, the balance of allowance for credit losses was $999 and $1,002, respectively.

Prepaid Expenses

Prepaid expenses consist of services paid for which the Company has not yet received the benefit. These prepaid expenses will be recorded as expense at the time the service has been provided.

Research and Development Incentive Income and Receivable

The Company recognizes other income from United Kingdom research and development incentives when there is reasonable assurance that the income will be received, the relevant expenditure has been incurred, and the consideration can be reliably measured. The small or medium sized enterprise (“SME”) research and development tax relief program supports companies that seek to research and develop an advance in their field and is governed through legislative law by Her Majesty (“HM”) Revenue & Customs as long as specific eligibility criteria are met.

Management has assessed the Company’s research and development activities and expenditures to determine which activities and expenditures are likely to be eligible under the SME research and development tax relief program described above. At each period end management estimates the tax credit available to the Company based on available information at the time. As the tax incentives may be received without regard to an entity’s actual tax liability, they are not subject to accounting for income taxes. As a result, amounts realized under the SME R&D tax relief scheme are recorded as a component of other income.

The research and development incentive receivable represents an amount due in connection with the above program. The Company has recorded a research and development incentive receivable of $61,245 and $39,105 as of September 30, 2020 and December 31, 2019, respectively, in the unaudited condensed consolidated balance sheets. For the nine months ended September 30, 2020 and 2019, the Company has recorded $22,887 and $28,140, respectively, in other income in the unaudited condensed consolidated statements of operations related to the SME research and development tax relief program.

7

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures that are directly attributable to the acquisition of the asset. Additions and improvements that significantly extend the useful lives of assets are capitalized.

Repairs and maintenance costs are charged to expense, during the period in which they are incurred.

Depreciation is provided for over the estimated useful life of the asset as follows:

Computer equipment	3 years

Useful lives and residual values are reviewed and adjusted, if appropriate, at the end of each reporting period. An asset’s carrying amount is written down immediately to its recoverable amount if the asset’s carrying amount is greater than its estimated recoverable amount. The cost and accumulated depreciation of assets retired or sold are removed from the respective accounts and any gain or loss is recognized in operations.

Intangible Assets

Intangible assets, comprised of internally developed website costs, are capitalized in accordance with Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) 350-50 “Accounting for Web Site Development Costs”. The Company is amortizing the website development costs on a straight-line basis over three years, the estimated useful life of the website. Costs related to the design or maintenance of internal-use software and website development are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, including definite-lived intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. When it becomes apparent that indicators such as a significant decrease in the market value of the long-lived or intangible asset group or if material differences between operating results and the Company’s forecasted expectations occur, then an impairment analysis is performed.

If indicators arise, an initial determination of recoverability is performed based on an estimate of the undiscounted future cash flows resulting from the use of the asset and its eventual disposition compared with the carrying value. If the carrying value of the asset group exceeds the undiscounted cash flows, a measurement of an impairment loss for long-lived asset is performed. The impairment charge is the excess of the carrying value of the asset group over the fair value, as determined utilizing appropriate valuation techniques. As of September 30, 2020, and December 31, 2019, the Company did not record any loss on impairment of an asset.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company maintains cash with various financial institutions. At times, cash deposits may exceed FSCS-insured limits. At September 30, 2020 and December 31, 2019, the amount the Company did not have deposit funds that exceeded the FSCS-insured limits.

The Company has exposure to risk through concentrations with customers. For the nine months ended September, 2019, the Company had two customers that accounted for 53% and 42% of net revenues, respectively. For the nine months ended September 30, 2020, the Company had four customers that accounted for 39%, 21%, 18%, and 16% of net revenues, respectively.

As of September, 30, 2019, the Company had two customers that accounted for 48% and 29% of net accounts receivable, respectively. As of September, 2020, the Company had two customer that accounted for 83% and 11% of net accounts receivable, respectively.

8

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

As of September 30, 2019, the Company had two customers that accounted for 36% and 20% of accounts payable, respectively. As of September 30, 2020, the Company had five customers that accounted for 18%,15%,13%,11% and 10% of accounts payable.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair value. Fair values of financial instruments included in current assets and current liabilities are estimated to approximate their carrying values, due to the short-term maturity of such instruments.

Stock-based compensation

The Company applies ASC 718-10, “Share-Based Payments,” which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options under the Company’s stock plans based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s statements of operations and comprehensive loss. The Company recognizes share-based award forfeitures as they occur rather than estimating by applying a forfeiture rate. Therefore, the measurement of compensation expense for all stock awards granted are at the fair value on the date of grant and recognition of compensation expense is based on the related service periods for awards expected to vest, which is typically the performance period. The Company has adopted Accounting Standards Update (“ASU”) 2018-07, “Compensation – Stock Compensation” as of January 1, 2019 which did not have a material impact on the Company’s financial position, results of operations or cash flows.

All issuances of stock options to non-employees as consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued. Non-employee equity-based payments are recorded as an expense over the service period, as if the Company had paid cash for the services. The Company recognizes compensation expense for the fair value of non-employee awards based on the straight-line method over the requisite service period of each award. The Company estimates the fair value of stock options granted as equity awards using a Black-Scholes options pricing model.

Advertising and Marketing Costs

Advertising costs are expensed as incurred and included in general and administrative expenses on the unaudited condensed statements of operations and comprehensive loss. The Company incurred advertising and marketing expense for the nine months ended September 30, 2020 and 2019 of $12,730 and $82,507, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted occurs tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

9

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes. The Company’s tax returns since 2016 to 2019 are still subject for examination by taxing authorities.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606 – Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the Company’s customers in an amount reflecting the consideration the Company expects to be entitled to.

The Company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the Company satisfies the performance obligation

The Company derives its revenues primarily from (i) event management providing goods and services to creators of esports events, and (ii) recruitment and management of an esports team to enter a tournament for a sports club.

The Company accounts for taxes that are externally imposed on revenue producing transactions on a net basis.

At contract inception, once the contract is determined to be within the scope of ASC 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Esports Event Management Stream

The Company has the following performance obligations for their esports event management revenue stream as follows: (a) esports event management and (b) post event media content delivery.

The Company has concluded that esports Event Management (“Event Management”) is a distinct performance obligation as the customer benefits from the creation, production, and delivery of a live gaming event. Management determined each promised good and service in the contract related to Event Management should be bundled into a single performance obligation because even though the contract explicitly states individual promises, the culmination of the individual promises are Event Management services which is a single performance obligation.

For Event Management revenue, the Company’s customers are event creators who use the Company’s goods and services to produce an esports event which is hosted live at a location determined by the customer and streamed online. The Company is responsible for providing event staffing, gaming consoles, and other technical goods and services to host the event both live and online. The Company manages the live and online video playback of the game by integrating its broadcast assets, audio and video equipment and providing content editing services. The Company consults with the sponsor to carry out the esports event from a production standpoint.

The amount the Company earns for its Event Management services is typically fixed per event. Revenue from the production of an event is recognized over time as the event occurs using the input method based on the number of days completed for the event relative to the total days of the event. An event may last one or multiple days and revenue is recognized over the duration of the event as the benefits are provided to the customer. Revenue collected in advance of the event is recorded as deferred revenue and is classified as a contract liability on the unaudited condensed consolidated balance sheet.

10

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

On occasion there are profit sharing arrangements based on net revenue earned by the customer for an event in addition to the fixed fee arrangement. For profit sharing arrangements, revenue is recognized at the point in time once the amount is known which is typically at the conclusion of the event.

For event profit sharing revenue, the Company considered recorded profit share revenue on a gross vs. net basis. The Company determined the event creator is the party responsible for fulfilling the promise to the attendee since the creator is responsible for providing the event. The Company’s service aids the creator to produce the event. The Company determined that it is the agent in providing the event services. Based on management’s assessment, the Company records revenue on a net basis related to event profit sharing.

Recognizing Revenue as Gross vs Net for Individual Tasks Assigned to Third parties

The Company evaluates whether it is appropriate to recognize revenue on a gross or net basis based upon its evaluation of whether the Company obtains control of the specified goods or services by considering if it is primarily responsible for fulfillment of the promise, has risk, and has the latitude in establishing pricing and selecting suppliers, among other factors.

The Company’s contracts allow the assignment of individual tasks to third parties. The Company may hire a third party to perform certain tasks in order to fulfill promises in a contract. With regards to clauses within a contract that allows the Company to assign individual tasks to third parties, the Company considered the gross vs. net criteria in determining revenue recognition. The Company concluded that revenue will be recorded on a gross basis with regards to individual tasks assigned to third parties because the Company is primarily responsible for fulfilling the promise, has risk, and has latitude in establishing pricing and selecting suppliers.

Prize Money

Some Event Management contracts include prize money to be awarded by the customer to the winner of a tournament. The customer provides the prize money to the Company. The amount is known at contract inception, and the Company distributes the prize money to the winners. The distribution of the prize money with regards to Event Management is considered a bundled service and is not distinct.

The Company is acting as an agent on behalf of its clients for the distribution of prize money and records revenue arising from a processing fee. The Company has no further obligations to its clients’ customers following the distribution of the prize money. For this circumstance, the Company considered recording prize money awarded by the customer on a gross vs. net basis because the money is provided to the Company which is in turn delivered to the winner of a tournament. Revenue will be recognized on a net basis with regards to any prize money awarded for Event Management, and thus this prize money is essentially a pass through to the contestant. The Company does not record the face value of the prize money as revenue. The related payout is a contra revenue amount and only in limited circumstances when a portion of that prize money would be retained by the Company in accordance with the contract would revenue be earned as a processing fee on a net basis. The processing fee is recorded as revenue once the event has concluded because the Company has the obligation to deliver the prize money to the winner of the tournament.

Post Event Media Content Delivery

The Company also delivers post event media content to the customer. Management has determined that post event media content delivery is a performance obligation because a separate obligation exists for contracts that explicitly state event media content is to be delivered once the event has concluded. Revenue from the delivery of post event media content is recognized at the point-in-time when the content is delivered to the customer using the output method. Revenue is recognized at the time when control is transferred.

11

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Event media content includes event highlights, tournament outcomes, screen shots of the games, and live shots of the winning tournament. This media is licensed which allows the customer to replay the event online. This is a separate performance obligation; because the Company must perform material services to deliver the event media content. These services include the usage of a director, editor, and staff develop the media content once the event has concluded. Also, significant A/V and audio equipment is used in post-production in order to develop the media. Once the media content is produced, the content is delivered with the required licenses to the customer.

Esports Team Recruitment and Management Stream

The Company has concluded that esports team recruitment and management (“Team Management”) is a distinct performance obligation as the customer benefits from the Company recruiting and managing gamers in order to enter and win a tournament that is hosted by a third party. Management determined each promised good and service in the contract related to Team Management should be bundled into a single performance obligation because even though the contract explicitly states individual promises, the culmination of the individual promises are Team Management services which is a single performance obligation.

For Team Management revenue, the Company’s customers are sports clubs (the “Club”) who engage the Company to recruit and manage a team of gamers to enter a tournament. The Company is responsible for engaging recruits by having each gamer enter into a player services agreement with the Company. The Company then arranges for the gamers to compete in the tournament by completing entry forms, arranging travel to and from the event, and providing the gamers with support.

The amount the Company earns for its Team Management services is fixed per tournament. Revenue for Team Management is recognized over time based on the management period of the contract. Revenue is recognized from inception of the contract through the end of the tournament using the input method based on the number of days completed in the period, relative to the total contract term.

Out-of-pocket expenses and other costs

The Company incurs expenses while performing team recruitment and management services such as costs for travel, meals, accommodations, and miscellaneous supplies. Such expenses are incorporated into the price of the service, and reimbursement for these expenses are included in the transaction price for the contract. Due to the short-term nature of the Company’s team recruitment and management contracts, such costs are expensed as incurred.

Tournament Winnings

Team Management contracts include an allocation of prize money awarded to the Club’s team if a tournament is won. Tournament winnings are variable revenue because the amount and outcome are unknown at contract inception. Team Management contracts will explicitly state the allocation of any prize money awarded and the breakout can vary based on the type of award whereby some prize money will go to the Club, some prize money will go to the team members, and a limited amount of prize money will go to the Company. The chance to win prize money causes the consideration to be variable. Therefore, if there are any tournament winnings, the prize money will be recognized as revenue in the period in which the team wins.

For this circumstance, the Company considered recording prize money awarded for Team Management on a gross vs. net basis because the prize money is awarded to the Company which is in turn delivered to the club and team members, and only a small portion will be retained by the Company. The prize money is not negotiable. Revenue will be recognized on a net basis with regards to any prize money won in a tournament based on the following criteria (a) the money is provided by a third party which is then transferred to the customer, (b) the prize money is not negotiable, (c) management does not obtain control of the prize money as the allocation is dictated by the contract, and (d) the Company does not incur any risk with regards to the winnings.

12

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Disaggregated Revenue

In order to disaggregate revenue, the Company analyzes, event management and post event media content delivery together, and the analyzes Team Management separately.

Event Management and post event media content delivery revenue, for the periods ending September 30, 2020 and September 30, 2019 are as follows:

	September 30,	September 30,
	2020	2019
Event Management and post event media content delivery revenue	$108,986	$1,136,607

Team Management revenue for the nine months ending September 30, 2020 and 2019 are as follows:

	September 30,	September 30,
	2020	2019
Team Management Revenue	$180,633	$-

Deferred revenue recorded as contract liability, as of September 30, 2020 and December 31, 2019 was $46,573 and $16,875, respectively, for team recruitment and management.

Elected Practical Expedients

Using the practical expedient under ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining a contract as an expense when incurred since the amortization period of the asset that the Company otherwise would have recognized is one year or less. The Company also elected the practical expedient for the portfolio approach, allowing contracts with similar characteristics and impacts to the consolidated financial statements to be evaluated together.

Since payment terms are less than a year, the Company has elected the practical expedient and does not assess whether a customer contract has a significant financing component.

VAT

Event revenue represents the invoiced value of services, net of VAT. The VAT is based on gross sales price and VAT rates range up to 17%, depending on the type of products sold. The VAT may be offset by VAT paid by the Company on equipment and services. The Company recorded a VAT payable or receivable net of payments in the accompanying unaudited condensed consolidated financial statements. All of the VAT returns filed by the Company’s subsidiaries in the UK, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Foreign Currency

The functional currency of the Company is the Great British Pound, and the reporting currency is the United States Dollar. Assets and liabilities in the accompanying unaudited condensed consolidated financial statements are translated into United States dollars at the exchange rate in effect at the balance sheet date and capital accounts are translated at historical rates. Income statement accounts are translated at the average rates of exchange prevailing during the period. Translation adjustments arising from the use of differing exchange rates from period to period are included in the accumulated other comprehensive income (loss) account in stockholders’ (deficit) equity.

13

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. All gains and losses from completed currency transactions are included in income.

The unaudited condensed consolidated statements of cash flows are translated at average translation rates for the periods, therefore, amounts reported on the unaudited condensed consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the unaudited condensed consolidated balance sheets.

Recently Adopted Accounting Pronouncements

On February 25, 2016, the FASB issued a new standard, ASU No. 2016-02, Leases (Topic 842), which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. The new guidance requires the asset and liability to be initially measured at the present value of the lease payments in the statement of financial position. The new guidance also requires the Company to recognize interest expense on the lease liability separately from the amortization of the right-use-asset for finance leases and recognize operations a single lease cost allocated on a straight-line basis over the lease term for operating leases, in the statement of operations. The new standard is effective for fiscal years beginning after December 15, 2021 with early application permitted. The Company adopted this standard on January 1, 2019, with no impact on the Company’s unaudited condensed consolidated financial statements.

Recently issued accounting standards

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and also adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s unaudited condensed consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes - Simplifying the Accounting for Income Taxes (“ASU 2019-12”). Among other items, the amendments in ASU 2019-12 simplify the accounting treatment of tax law changes and year-to-date losses in interim periods. An entity generally recognizes the effects of a change in tax law in the period of enactment; however, there is an exception for tax laws with delayed effective dates. Under current guidance, an entity may not adjust its annual effective tax rate for a tax law change until the period in which the law is effective. This exception was removed under ASU 2019-12, thereby providing that all effects of a tax law change are recognized in the period of enactment, including adjustment of the estimated annual effective tax rate. Regarding year-to-date losses in interim periods, an entity is required to estimate its annual effective tax rate for the full fiscal year at the end of each interim period and use that rate to calculate its income taxes on a year-to-date basis. However, current guidance provides an exception that when a loss in an interim period exceeds the anticipated loss for the year, the income tax benefit is limited to the amount that would be recognized if the year-to-date loss were the anticipated loss for the full year. ASU 2019-12 removes this exception and provides that, in this situation, an entity would compute its income tax benefit at each interim period based on its estimated annual effective tax rate. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those annual periods. Early adoption is permitted. The Company is currently evaluating the effect that this update will have on its unaudited condensed consolidated financial statements and related disclosures.

14

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, “Topic 326”). Topic 326 requires measurement and recognition of expected credit losses for financial assets held. The Company will be required to adopt this ASU for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The adoption of Topic 326 is not expected to have a material on the Company’s unaudited condensed consolidated financial statements and financial statement disclosures.

Note 4 – Equipment

Equipment as of September 30, 2020 and December 31, 2019 consists of the following:

	September 30,	December 31,
	2020	2019
Computer equipment	$228,522	$240,918
Accumulated depreciation	(207,514)	(196,810)
Net carrying value	$21,008	$44,108

Depreciation expense related to equipment for the nine months ended September 30, 2020 and 2019 was $20,940 and $27,333, respectively.

Note 5 – Intangible Assets

Intangible assets as of September 30, 2020 and December 31, 2019 consist of the following:

	September 30,	December 31,
	2020	2019
Website development cost	$136,378	$105,102
Accumulated amortization	(39,754)	(14,590)
Net carrying value	$96,624	$90,512

Amortization expense amounted to $25,199 and $5,526 for the nine months ended September 30, 2020 and 2019, respectively.

The estimated amortization expense for the next four years and thereafter is as follows:

The year ended December 31,	Amount
Three Months Ended December 31 ,2020	$8,586
2021	45,459
2022	31,181
2023	11,398
Total	$96,624

15

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 6 – Due from Related Party

From time to time the Company advanced amounts to the Company’s CEO. There is no formal agreement for these advances and the balance is due on demand and is not interest bearing. As of December 31, 2019, the balance due was $8,597. On September 30, 2020, the CEO paid off the remaining balance.

Note 7 - Notes Payable

In May 2020, the Company obtained a sterling term loan facility from HSBC, with a limit of $60,650 (£50,000). The loan allowed for a drawdown period up to 60 days following the loan acceptance date, which the Company drew down upon in its entirety on May 13, 2020. The loan is to be repaid on a monthly basis beginning on the thirteenth month following the drawdown date.  The loan will be repaid in 59 monthly installments of $1,388 (£887) (inclusive of principal and interest), plus a final installment (“Final Repayment Date.”). Interest at a rate of 2.5% will be payable on the outstanding principal amount of the loan monthly and on the Final Repayment Date. As of the issuance of the consolidated financial statements, the Company had a balance of $68,390 (£50,000) outstanding.

On January 21, 2021, as a result of the Company being acquired by Esports Entertainment Group, Inc., as further discussed in Note 12, an event of default occurred on the HSBC agreement, as defined where the Company terminates or transfers the whole or a substantial part of the business.

Note 8 - Related Party Transactions

The Company entered into the following transactions with officers and directors.

In March 2020, the Company borrowed $6,635 from the Company’s Director and COO. The Company repaid the loan in March 2020.

In April 2020, the Company borrowed an additional $6,635 and the Company repaid the loan in May 2020.

During the nine months ended September 30, 2020 and 2019, the Company subleased office space from the CEO for $31,152 and $40,108. The lease was between the CEO and the landlord, however, the Company made payments directly to the landlord. The term of the original lease, between the CEO and the landlord, was December 4, 2017 through December 3, 2018, after the expiration date the Company was on a month-by-month basis. The lease was terminated when the Company entered into the new lease in July 2020. The terms of the new lease agreement were from July 21, 2020 to July 21, 2021 for approximately $4,300 (£3,400) per month.

The father of the CEO works as consultant providing accounting service to the Company. During the nine months ending September 30, 2020, and December 31, 2019, the father of the CEO was paid $714 and $7,430 for his services. As of September 30, 2020, and December 31, 2019, amount outstanding from accounts payable to the CEO’s father was $3,552 and $3,385, respectively.

Note 9 - Stockholders’ Equity

Stock Based Compensation

The Black-Scholes option-pricing model includes the following weighted average assumptions for options awarded:

	September 30,	December 31,
	2020	2019

Assumptions:
Risk-free interest rate	N/A	1.68%
Expected dividend yield	N/A	0%
Expected volatility	N/A	100%
Expected life (in years)	N/A	5

16

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

A summary of the Company’s stock option activity is as follows:

	Number of Options	Weighted Average Exercise Price
Outstanding, January 1, 2019	-	$-
Granted	60,000	0.001
Exercised
Cancelled	-	-
Outstanding, December 31, 2019	60,000	0.001
Granted	-	-
Exercised	-	-
Cancelled	-	-
Outstanding, September 30, 2020	60,000	$0.001

The Company granted stock options on August 1, 2019 to two employees and a consultant for services. Each individual was granted 20,000 options with an exercise price of $0.0013 (£0.001) per share. The options vested immediately and expire in ten years.

As of September 30 2020, the weighted average remaining life of the options was 8.8 years. The aggregate intrinsic value of the options as of September 30 2020, was $19,276.

During the nine months ended September 30, 2020 and 2019, the Company recorded stock-based compensation expense of $64,338 and $19,032, respectively, which has been recorded as general and administrative expense in the consolidated statements of operations.

Note 10 - Income Taxes

The reconciliation of income tax expense computed at the U.K. federal statutory rate to the income tax provision for the years to date ended September 30, 2020 and 2019 is as follows:

	9/30/2020	9/30/2019
Income before income taxes	(309,822)	(76,296)
Taxes under statutory UK tax rates	(58,866)	(14,496)
Increase in valuation allowance	78,841	6,520
Loss surrendered for tax credit	-	38,425
Permanent items	(23,398)	(34,675)
Other items	3,423	4,226
Income tax (expense) benefit	-	-

Permanent items are mainly comprised of an additional 130% of research of development expense deduction allowed for qualifying companies in addition the normal 100% deduction.

17

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities consist of the following:

	9/30/2020	12/31/2019
Deferred tax assets
Net operating loss carryforward	230,642	164,303
Stock based compensation	7,328	3,769
Equipment	4,303	(3,138)
Accruals	3,703	2,200
Total deferred tax assets	245,976	167,134

Valuation allowance	(245,976)	(167,134)
Net deferred tax assets	-	-

At September 30, 2020 and December 31, 2019, respectively, the Company had U.K. net operating loss carry forwards of approximately $1,214,000 and $865,000, respectively, that may be offset against future taxable income and currently will not expire. The increase in the valuation allowance amounted to $78,841 and $21,669 for the nine months ended September 30, 2020 and for the year ended December 31, 2019, respectively.

The Company applied the “more-likely-than-not” recognition threshold to all tax positions taken or expected to be taken in a tax return, which resulted in no unrecognized tax benefits as of September 30, 2020 and December 31, 2019, respectively.

Note 11 – Commitments and Contingency

In April 2020, the Company entered into a partnership agreement with two other parties. Under the partnership agreement, the parties will work together to launch and operate global esports cricket tournaments on a mobile application. The Company will be reimbursed by one of the parties in the agreement for its development costs incurred. The three parties will equally share in the profits after repayment to the investor for original capital, and a 15% share of profits to the investor. As of the issuance date of these unaudited condensed consolidated financial statements, the tournaments have not begun. The term on the agreement is one year and is subject to renewal upon mutual agreement.

On July 21, 2020, the Company entered into a new lease agreement for their new office space location. The terms of the agreement were from July 21, 2020 to July 21, 2021 for approximately $4,300 (£3,400) per month. The Company elected not to apply the recognition requirements of ASC 842 due to the short-term nature of this lease.

Note 12 - Subsequent Events

These unaudited condensed consolidated financial statements were approved by management and available for issuance on March 31, 2021. Management has evaluated subsequent events through this date.

Subsequent to period ended, the Company issued 60,000 shares of common stock pursuant to the exercise of stock options. Cash proceeds from the stock options was $77.

In October 2020, the Company entered into a tri-party agreement with our future acquirer Esports and a systems development company. Under the tri-party agreement, all parties will work together to launch a new website that will replace the current platform as of the issuance date of these unaudited condensed consolidated financial statements. The scope of work for this project is approximately $850,000 (£660,000). The Company shall pay 40% of the total development cost of the project phase prior to project phase commencement and another 40% on project phase completion. The Company will pay the remaining 20% when the project phase is being signed off.

18

Phoenix Games Network Limited and Subsidiary

Notes to the Unaudited Condensed Consolidated Financial Statements

Purchase agreement and plan of acquisition

On December 17, 2020, the Company entered into a share purchase agreement (the “Purchase Agreement”), by and among the Company, Esports Entertainment Group, Inc. (“Esports”), a Nevada entity and publicly traded company, and the shareholders of the Company (the “Phoenix Shareholders” and, together with Phoenix, the “Sellers”), whereby Esports acquired from the Sellers all of the issued and outstanding share capital of Phoenix (the “Phoenix Shares”).

As consideration for the Phoenix Shares, Esports agreed to pay the Sellers: (i) GBP £1,000,000 (approximately $1,370,000) (the “Original Cash Consideration”); and (ii) shares of common stock of Esports, par value $0.001 per share, in the aggregate value of GBP£3,000,000 (approximately $4,100,600) (the “Original Share Consideration” and, together with the Cash Consideration, the “Original Purchase Price”), subject to adjustment based on certain revenue milestones as outlined therein.

On January 21, 2021, the Company and Esports, having met all conditions precedent, consummated the closing for the Phoenix Shares pursuant to the terms of the Purchase Agreement, and became its wholly owned subsidiary. The Original Purchase Price was adjusted at closing and as consideration for the Phoenix Shares, Esports paid the Company: (i) GBP £350,000 (US $493,495) (the “Closing Cash Consideration”); and (ii) 292,511 shares of common stock of Esports, par value $0.001 per share (aggregate value of $1,927,647) (the “Closing Share Consideration” and, together with the Cash Closing Consideration, the “Closing Purchase Price”). The Closing Cash Consideration was be paid in US Dollars and was calculated in accordance with the applicable exchange rate on the Closing Date (as such term is defined in the Purchase Agreement). The Sellers shall remain eligible to receive the remainder of the Original Purchase Price upon Phoenix meeting certain revenue targets by May 16, 2021.

Pursuant to the Purchase Agreement, the Selling Parties shall be entitled to receive an additional GBP£2,000,000 (approximately $2,700,000) if Phoenix has reached certain revenue milestones by the 18 month anniversary of the Closing Date as further outlined therein.

On December 22, 2020, the Company entered into a factoring agreement with Market Finance Limited (“Market Finance”). Market Finance has agreed to provide the Company with access to its platform so that the Company may trade its trade receivables. In return the Company agrees to provide security of all the Company’s assets to Market Finance to secure the payment and discharge of any of the liabilities that may arise from obligations owed by the Company to Market Finance. Market Finance remits 80% of the accounts receivable balance to the Company with the remaining balance, less fees, forwarded to the Company once Market Finance collects the full accounts receivable balance from the customer. Factoring fees include a 2.39% fee of the face value of the invoice factored, a bank wire fee, and an investor fee of 1.35% for every 30 days and are determined by the number of days required for collection of the invoice.

19